UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On July 25, 2008, management of Standex International Corporation (“Company”) announced the closure of one of the Company’s Air Distribution Products Group (“ADP”) facilities located in Bartonville, Illinois.  This facility manufactured metal duct and fittings for the residential HVAC market and had 64 employees.   The sales and production activities at the Bartonville facility will be relocated to other ADP facilities.

The Company’s decision to close the Bartonville facility is in response to the significant downturn in the new residential construction market.  The Company believes that the residential housing sector is not poised to recover in the near term, and as a result, is taking action to reduce its cost structure and to improve factory utilization by closing one of its seven ADP manufacturing operations.

Standex anticipates recording a $4.3 million pre-tax expense related to the closure of the Bartonville facility, which will be primarily incurred in the first quarter of fiscal 2009.  This expense includes employee severance and other employee benefit termination costs, expenses associated with the relocation of the plant’s production capacity to other Company facilities and the anticipated loss on the sale of the Bartonville real estate.  Standex expects to achieve annual cost savings of approximately $2.2 million as the result of the closing of the Bartonville facility.

The transfer of the sales and production activities of the Bartonville facility to other ADP locations is expected to be completed within two weeks.  Standex anticipates no disruption to our customers as the result of this consolidation.   We believe that our existing ADP facilities are strategically located to be able to service all of our customers while maintaining the highest levels of customer service.

Safe Harbor Language

Statements in this filing include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are uncertainty in conditions in the general domestic and international economy including more specifically increases in raw material costs, conditions in the new residential construction market and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2007, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, the company and management specifically disclaim any obligation to do so, even if management's estimates change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/Thomas D. DeByle
Thomas D. DeByle Chief Financial Officer

Date: July 28, 2008

Signing on behalf of the registrant and as principal financial officer